Charles M. Shaffer
Executive Vice President
Chief Operating Officer and
Chief Financial Officer
(772) 221-7003
Chuck.Shaffer@seacoastbank.com

SEACOAST REPORTS RECORD FOURTH QUARTER AND FULL YEAR 2019 RESULTS
Full Year 2019 Net Income Increased 47% to $98.7 million
Continued Improvements in Operating Leverage and Record Loan Originations
Highlight 4Q Results

STUART, Fla., January 23, 2020 /GLOBE NEWSWIRE/ -- Seacoast Banking Corporation of Florida (“Seacoast” or the "Company”) (NASDAQ: SBCF) today reported fourth quarter 2019 net income of $27.2 million, or $0.52 per diluted share, an increase of 70%, or $11.2 million, year-over-year. For the full year 2019, net income was $98.7 million, or $1.90 per share, an increase of 47% year-over-year. Seacoast reported fourth quarter 2019 adjusted net income1 of $26.8 million, or $0.52 per diluted share, an increase of 12%, or $2.9 million, compared to the fourth quarter of 2018. For the full year 2019, adjusted net income1 was $104.6 million, or $2.01 per share, an increase of 32% year-over-year.

For the fourth quarter of 2019, return on average tangible assets was 1.66%, return on average tangible shareholders’ equity was 15.0%, and the efficiency ratio was 48.4%, compared to 1.05%, 10.9%, and 65.8%, respectively, in the fourth quarter of 2018. For the year ended December 31, 2019, return on average tangible assets was 1.56%, return on average tangible shareholders' equity was 14.7% and the efficiency ratio was 51.7% compared to 1.20%, 14.1% and 60.0% for the year ended December 31, 2018.

Adjusted return on average tangible assets1 was 1.57%, adjusted return on average tangible shareholders’ equity1 was 14.2%, and the adjusted efficiency ratio1 was 47.5% in the fourth quarter of 2019, compared to 1.49%, 15.4%, and 54.2%, respectively, in the fourth quarter of 2018. For the year ended December 31, 2019, adjusted return on average tangible assets1 was 1.58%, adjusted return on average tangible shareholders' equity1 was 14.9% and the adjusted efficiency ratio1 was 50.9%, compared to 1.35%, 14.1% and 56.1% for the year ended December 31, 2018.

Dennis S. Hudson, III, Seacoast’s Chairman and CEO, said, "The Seacoast team closed another record year with net income of $27.2 million for the fourth quarter and $98.7 million for the full year 2019. We continue to generate disciplined growth as reflected in record originations for the quarter of $587 million, while maintaining our strict underwriting guidelines and delivering continued improvements in operating leverage."

Hudson added, "During the quarter, we announced the upcoming acquisition of First Bank of the Palm Beaches. This acquisition builds upon our two previous Palm Beach County acquisitions and strengthens our presence in Florida's largest and the nation's seventh largest MSA. We are also excited to announce the acquisition of Fourth Street Banking Company, the holding company for Freedom Bank of St. Petersburg. This is an exceptional addition to our two previous acquisitions in the state's second largest MSA. The combination of this acquisition and the First Bank transaction will provide earnings per share accretion of more than 5% to 2021 and has minimal up front dilution to tangible book value per share, earned back in less than two years."

Charles M. Shaffer, Seacoast’s Chief Operating Officer and Chief Financial Officer, said, “We delivered another quarter of consistent growth in tangible book value per share, ending the period at $14.76, up 20% over the prior year. During the fourth quarter, net interest margin declined only 1 basis point excluding the impact of accretion of purchase discounts on acquired loans, demonstrating the exceptional quality of our balance sheet and customer franchise. This balance sheet is fortified with a robust capital base, strong asset quality and a prudent liquidity position. As the banking cycle

1Non-GAAP measure, see “Explanation of Certain Unaudited Non-GAAP Financial Measures" for more information and for a reconciliation to GAAP.

continues to mature, Seacoast is committed to maintaining its fortress balance sheet, built on strong capital and strict credit underwriting.”
Fourth Quarter 2019 Financial Highlights
Income Statement

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Net income was $27.2 million, or $0.52 per diluted share, compared to $25.6 million, or $0.49, for the prior quarter and $16.0 million, or $0.31, for the fourth quarter of 2018. For the year ended December 31, 2019, net income was $98.7 million, or $1.90 per diluted share, compared to $67.3 million, or $1.38, for the year ended December 31, 2018. Adjusted net income[1] was $26.8 million, or $0.52 per diluted share, compared to $27.7 million, or $0.53, for the prior quarter and $23.9 million, or $0.47, for the fourth quarter of 2018. For the year ended December 31, 2019, adjusted net income[1] was $104.6 million, or $2.01 per diluted share, compared to $79.1 million, or $1.62, for the year ended December 31, 2018.

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Net revenues were $78.1 million, an increase of $3.2 million, or 4%, compared to the prior quarter, and an increase of $5.4 million, or 7%, compared to the fourth quarter of 2018. For the year ended December 31, 2019, net revenues were $300.4 million, an increase of $38.8 million, or 15%, compared to the year ended December 31, 2018. Adjusted revenues[1] were $75.6 million, an increase of $0.8 million, or 1%, from the prior quarter and an increase of $2.8 million, or 4%, from the fourth quarter of 2018. For the year ended December 31, 2019, adjusted revenues[1] were $298.2 million, an increase of $36.3 million, or 14%, compared to the year ended December 31, 2018.

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Net interest income totaled $61.8 million, an increase of $0.8 million, or 1%, from the prior quarter and an increase of $1.8 million, or 3%, from the fourth quarter of 2018. For the year ended December 31, 2019, net interest income was $243.6 million, an increase of $32.1 million, or 15%, compared to the year ended December 31, 2018.

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Net interest margin was 3.84% in the fourth quarter of 2019, 3.89% in the third quarter of 2019 and 4.00% in the fourth quarter of 2018. Quarter-over-quarter, the yield on loans contracted 17 basis points, the yield on securities contracted 12 basis points, and the cost of deposits decreased 12 basis points. The impact on net interest margin from accretion of purchase discounts on acquired loans was 21 basis points in the fourth quarter of 2019, compared to 25 basis points in the prior quarter and 27 basis points in the fourth quarter of 2018. Excluding the impact of accretion, the net interest margin decreased only 1 basis point from the prior quarter and the yield on loans contracted 13 basis points. Decreases in the yield on both loans and securities reflect the impact of a lower interest rate environment, affecting variable-rate portfolios and resulting in lower add-on rates for new loans originated and securities purchased.

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Noninterest income totaled $16.4 million, an increase of $2.4 million, or 17%, compared to the prior quarter and an increase of $3.7 million, or 29%, from the fourth quarter of 2018. For the year ended December 31, 2019, noninterest income was $56.7 million, an increase of $6.7 million, or 13%, compared to the year ended December 31, 2018. Changes in noninterest income consisted of the following:

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After a record third quarter boosted by refinance activity, mortgage banking fees decreased $0.6 million in the fourth quarter to $1.5 million. For the full year, mortgage banking fees increased $1.8 million, or 39%, to $6.5 million compared to the prior year, reflecting our strategic focus on generating saleable volume.

◦	Interchange income increased $0.2 million, or 6%, in the fourth quarter, and $1.1 million, or 9%, for the full year, the result of increased transaction activity across a growing customer base.

◦	Lower other income in the fourth quarter reflects the $1.0 million BOLI death benefit recorded in the third quarter partially offset by swap fees of $0.6 million in the fourth quarter of 2019.

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During the quarter, securities gains of $2.5 million resulted from the opportunistic sale of $79.8 million of longer duration bonds yielding 2.8% transacted when the 10-year treasury rate declined early in the quarter.

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The provision for loan losses was $4.8 million compared to $2.3 million in the prior quarter and $2.3 million in the fourth quarter of 2018. The increase in provision primarily reflects strong loan growth in the fourth quarter of 2019 and a modestly higher increase in net charge-offs during the fourth quarter when compared to the third quarter of

1Non-GAAP measure, see “Explanation of Certain Unaudited Non-GAAP Financial Measures" for more information and for a reconciliation to GAAP.

2019. Looking back over the last four quarters, net charge offs were 0.16% of average loans outstanding, in line with our expectations and reflecting continued strong asset quality trends.

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Noninterest expense was $38.1 million, a decrease of $0.5 million, or 1%, compared to the prior quarter and a decrease of $11.4 million, or 23%, from the fourth quarter of 2018. For the year ended December 31, 2019, noninterest expense was $160.7 million, a decrease of $1.5 million, or 1%, compared to the year ended December 31, 2018. Changes from the third quarter of 2019 in noninterest expense consisted of the following:

◦	Salaries and benefits decreased $1.0 million on a combined basis, the result of lower incentive accruals and our continued proven success at focusing on cost control across the franchise.

◦	Legal and professional fees increased $0.4 million, including $0.6 million incurred in the fourth quarter for merger related activities.

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Other expenses increased $0.6 million, including increases of $0.3 million in lending-related costs to support increased production and $0.2 million in recruiting and supporting the onboarding of new sales talent. For the full year, other expenses are down $2.0 million compared to 2018, reflecting our continued focus on efficiency and streamlining operations.

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During the third quarter of 2019, the FDIC announced the achievement of their target deposit insurance reserve ratio, resulting in our ability to offset FDIC assessments with previously awarded credits. The Company has remaining credits of $0.7 million, which will be applied to future assessments if the FDIC’s reserve ratio remains above the target threshold.

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Seacoast recorded $8.1 million in income tax expense in the fourth quarter of 2019, compared to $8.5 million in the prior quarter and $4.9 million in the fourth quarter of 2018. The prior quarter included net additional income tax expense of $0.7 million resulting from the change in the Florida corporate income tax rate.

•	Year to date adjusted revenues[1] increased 14% compared to prior year while adjusted noninterest expense[1] increased 3%, generating 11% operating leverage.

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The efficiency ratio was 48.4% compared to 48.6% in the prior quarter and 65.8% in the fourth quarter of 2018. The adjusted efficiency ratio[1] was 47.5% compared to 49.0% in the prior quarter and 54.2% in the fourth quarter of 2018.

Balance Sheet

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At December 31, 2019, the Company had total assets of $7.1 billion and total shareholders' equity of $985.6 million. Book value per share was $19.13 and tangible book value per share was $14.76, compared to $18.70 and $14.30, respectively, at September 30, 2019 and $16.83 and $12.33, respectively, at December 31, 2018. Year-over-year, tangible book value per share increased 20%.

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Debt Securities totaled $1.2 billion at December 31, 2019, an increase of $13.8 million compared to September 30, 2019 and a decrease of $15.6 million from December 31, 2018. During the quarter, securities gains of $2.5 million resulted from the opportunistic sale of $79.8 million of longer duration bonds yielding 2.8% transacted when the 10-year treasury rate declined early in the quarter.

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Loans totaled $5.2 billion at December 31, 2019, an increase of $212.1 million, or 4%, compared to September 30, 2019, and an increase of $373.2 million, or 8%, from December 31, 2018. Changes in total loans consisted of the following:

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New loan originations of $587 million, compared to $488 million in the prior quarter, contributed to net loan growth in the quarter of 17% on an annualized basis. Excluding the $99.0 million residential mortgage portfolio purchased during the quarter, net loan growth was 9% on an annualized basis. Loans outstanding have grown 8% year-over-year.

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Commercial originations during the fourth quarter of 2019 were $247.0 million, a decrease of $35.2 million, or 12%, compared to the third quarter of 2019. Excluding the purchase of a $52.1 million commercial real estate loan portfolio in the third quarter of 2019, commercial originations increased in the

1Non-GAAP measure, see “Explanation of Certain Unaudited Non-GAAP Financial Measures" for more information and for a reconciliation to GAAP.

fourth quarter $16.8 million, or 7%. Compared to the fourth quarter of 2018, commercial originations increased $87.6 million, or 55%.

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Residential loan originations were $225.1 million in the fourth quarter of 2019, compared to $103.1 million in the third quarter of 2019 and $104.7 million in the fourth quarter of 2018. Originations in the fourth quarter of 2019 include the opportunistic purchase of a $99.0 million residential mortgage portfolio. Excluding that purchase, residential loan originations increased $28.8 million, or 30%, compared to the third quarter of 2019, and $21.3 million, or 20%, compared to the fourth quarter of 2018.

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Consumer and small business originations for the fourth quarter of 2019 were $115.0 million, an increase of 12% compared to the third quarter of 2019 and an increase of 1% compared to the fourth quarter of 2018.

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The Company continues to prudently manage commercial real estate exposure. Construction and land development and commercial real estate loans remain well below regulatory guidance at 40% and 204% of total bank-level risk based capital, respectively, compared to 42% and 204%, respectively, in the third quarter of 2019. On a consolidated basis, construction and land development and commercial real estate loans represent 38% and 191%, respectively, of total consolidated risk based capital.

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The funded balances of our top 10 and top 20 relationships represented 21% and 39%, respectively, of total consolidated risk based capital, compared to 22% and 37% in the fourth quarter of 2018 and 34% and 54% in the fourth quarter of 2016. Our average commercial loan size is $365,000.

•	Pipelines (loans in underwriting and approval or approved and not yet closed) totaled $339.2 million at December 31, 2019.

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Commercial pipelines were $256.0 million, an increase of 56% compared to December 31, 2018. The increase year-over-year reflects the successful addition of talent to our commercial banking team and better execution across the franchise.

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Residential saleable pipelines were $19.0 million, an increase of 40% compared to December 31, 2018. The year-over-year increase reflects our continued strategic focus of generating saleable volume and the addition of talent across the franchise.

◦	Retained residential pipelines were $19.1 million, a decrease of 37% compared to December 31, 2018. The year-over-year decrease reflects our continued strategic focus on generating saleable volume.

◦	Consumer and small business pipelines were $45.1 million, a decrease of 16% compared to December 31, 2018.

•	Total deposits were $5.6 billion as of December 31, 2019, a decrease of $88.4 million, or 2%, sequentially and an increase of $407.5 million, or 8%, from the prior year.

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Overall cost of deposits declined to 61 basis points in the fourth quarter of 2019 from 73 basis points in the prior quarter, reflecting the impact of interest rate cuts in the second half of 2019 by the Federal Reserve. By keeping a targeted focus on customer acquisition and a relationship-driven strategy, the Company has successfully maintained discipline in deposit pricing.

◦	Total transaction accounts increased 7% year-over-year, reflecting continued strong growth in core customer balances, and represent 50% of overall deposit funding.

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Interest-bearing deposits (interest-bearing demand, savings and money market deposits) increased year-over-year $127.5 million, or 5%, to $2.8 billion, noninterest bearing demand deposits increased $20.9 million, or 1%, to $1.6 billion, and CDs (excluding brokered) increased $6.9 million, or 1%, to $712.2 million.

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Fourth quarter return on average tangible assets (ROTA) was 1.66%, compared to 1.61% in the prior quarter and 1.05% in the fourth quarter of 2018. Adjusted ROTA[1] was 1.57% compared to 1.67% in the prior quarter and 1.49% in the fourth quarter of 2018. The decline in adjusted ROTA[1] in the current quarter reflects the impact of higher provision expense and substantial loan growth, partially offset by higher net interest income and lower noninterest expense.

1Non-GAAP measure, see “Explanation of Certain Unaudited Non-GAAP Financial Measures" for more information and for a reconciliation to GAAP.

Capital

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Fourth quarter return on average tangible common equity (ROTCE) was 15.0%, compared to 14.7% in the prior quarter and 10.9% in the fourth quarter of 2018. Adjusted ROTCE[1] was 14.2% compared to 15.3% in the prior quarter and 15.4% in the fourth quarter of 2018. The decline in adjusted ROTCE[1] in the fourth quarter reflects the impact of a robust growing capital base.

•	The tier 1 capital ratio was 15.0%, total capital ratio was 15.7% and the tier 1 leverage ratio was 12.2% at December 31, 2019.

•	Tangible common equity to tangible assets was 11.1% at December 31, 2019, compared to 11.1% at September 30, 2019 and 9.7% at December 31, 2018.
Asset Quality

•	Nonperforming loans to total loans outstanding was 0.52% at December 31, 2019, 0.52% at September 30, 2019, and 0.55% at December 31, 2018.

•	Nonperforming assets to total assets was 0.55% at December 31, 2019, 0.58% at September 30, 2019 and 0.58% at December 31, 2018.

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The ratio of allowance for loan losses to total loans was 0.68% at December 31, 2019, 0.67% at September 30, 2019, and 0.67% at December 31, 2018. The ratio of allowance for loan losses to non-acquired loans was 0.80% at December 31, 2019, 0.84% at September 30, 2019, and 0.89% at December 31, 2018.

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Net charge-offs were $3.2 million, or 0.25%, of average loans for the fourth quarter of 2019 compared to $2.1 million, or 0.17%, of average loans in the third quarter of 2019 and $3.7 million, or 0.32% of average loans in the fourth quarter of 2018. Net charge-offs for the four most recent quarters averaged 0.16%, in line with our expectations for full year 2019.

1Non-GAAP measure, see “Explanation of Certain Unaudited Non-GAAP Financial Measures" for more information and for a reconciliation to GAAP.

FINANCIAL HIGHLIGHTS
(Amounts in thousands except per share data)	(Unaudited)
	Quarterly Trends

	4Q'19	3Q'19	2Q'19	1Q'19	4Q'18
Selected Balance Sheet Data:
Total Assets	$7,108,511	$6,890,645	$6,824,886	$6,783,389	$6,747,659
Gross Loans	5,198,404	4,986,289	4,888,139	4,828,441	4,825,214
Total Deposits	5,584,753	5,673,141	5,541,209	5,605,578	5,177,240

Performance Measures:
Net Income	$27,176	$25,605	$23,253	$22,705	$15,962
Net Interest Margin	3.84%	3.89%	3.94%	4.02%	4.00%
Average Diluted Shares Outstanding	52,081	51,935	51,952	52,039	51,237
Diluted Earnings Per Share (EPS)	$0.52	$0.49	$0.45	$0.44	$0.31
Return on (annualized):
Average Assets (ROA)	1.54%	1.49%	1.38%	1.36%	0.96%
Average Tangible Assets (ROTA)	1.66	1.61	1.50	1.48	1.05
Average Tangible Common Equity (ROTCE)	14.95	14.73	14.30	14.86	10.94
Efficiency Ratio	48.36	48.62	53.48	56.55	65.76

Adjusted Operating Measures[1]:
Adjusted Net Income	$26,837	$27,731	$25,818	$24,205	$23,893
Adjusted Diluted EPS	0.52	0.53	0.50	0.47	0.47
Adjusted ROTA	1.57%	1.67%	1.59%	1.50%	1.49%
Adjusted ROTCE	14.19	15.30	15.17	15.11	15.44
Adjusted Efficiency Ratio	47.52	48.96	51.44	55.81	54.19
Adjusted Noninterest Expense as a Percent of Average Tangible Assets	2.11	2.22	2.34	2.55	2.46

Other Data:
Market capitalization[2]	$1,574,775	$1,303,010	$1,309,158	$1,354,759	$1,336,415
Full-time equivalent employees	867	867	852	902	902
Number of ATMs	78	80	81	84	87
Full service banking offices	48	48	49	50	51
Registered online users	109,684	107,241	104,017	102,274	99,415
Registered mobile devices	99,361	96,384	92,281	87,844	83,151
[1]Non-GAAP measure, see “Explanation of Certain Unaudited Non-GAAP Financial Measures" for more information and a reconciliation to GAAP
[2]Common shares outstanding multiplied by closing bid price on last day of each period

Vision 2020
Seacoast remains confident in the Company's ability to achieve Vision 2020 targets announced in February 2017.

Vision 2020 Targets
Return on Tangible Assets	1.30% +
Return on Tangible Common Equity	16% +
Efficiency Ratio	Below 50%
Since announcing Vision 2020 targets in February 2017, the Company has achieved a compounded annual growth rate in tangible book value per share of 13%, steadily building shareholder value.
Fourth Quarter and Full Year 2019 Operating Highlights
Modernizing How Seacoast Sells

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In 2019, interchange income increased by $1.1 million, or 9%, compared to the prior year as Seacoast’s debit card program surpassed $1 billion in retail sales. The Company’s debit card program consistently performs in the top quartile of Visa partner banks of similar size.

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Seacoast Wealth Management added approximately $140 million in new assets under management in 2019, growing 27% year-over-year. Growth in assets under management, industry leading products and investments in sales and support teams throughout the footprint resulted in a 7% increase year-over-year in wealth related revenue.

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Seacoast has partnered with a leading consumer insights firm to capture and analyze feedback from customers. Program implementation and launch were completed in the third quarter of 2019, with the objective of identifying additional customer opportunities.

Lowering Cost to Serve

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Seacoast consolidated three banking center locations in 2019, achieving the Vision 2020 objective of reducing the footprint by 20% to meet evolving customer needs. At December 31, 2019, deposits per banking center exceeded $116 million compared to $102 million at December 31, 2018.

Driving Improvements to Operations

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In 2019, Seacoast's continued focus on efficiency and streamlining operations improved adjusted noninterest expenses[1] as a percent of average tangible assets to 2.11% in the fourth quarter compared to 2.46% a year ago.

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Earlier this year, Seacoast further enhanced the interactive voice response (IVR) system in the Florida-based Customer Support Center. The system provides customers with secure, self-serve options and expedites call routing processes. During the fourth quarter of 2019, more than 215,000 routine customer service calls were serviced solely by the IVR system. This represented 71% of total customer service calls received. This investment should continue to provide added scalability and elevate the customer experience in 2020.

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Late in 2018, Seacoast launched a large-scale initiative to implement a fully digital loan origination platform across all business banking units. In the fourth quarter of 2019, this platform enabled record loan originations in the commercial banking team. The Company recognized $350,000 in annualized expense reductions as a result of this platform implementation. This investment should lead to further gains in operational efficiency and banker productivity in 2020 and beyond.

Scaling and Evolving Seacoast's Culture

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Seacoast's balanced growth strategy, combining organic growth with value-creating acquisitions, continues to benefit shareholders and provide new opportunities for associates. The pending acquisitions of First Bank of the Palm Beaches and Fourth Street Banking Company, subject to shareholder and regulatory approvals, will add experienced bankers in two growing markets and will further support the Company's sustainable and profitable growth.

OTHER INFORMATION
Conference Call Information
Seacoast will host a conference call on January 24, 2020 at 10:00 a.m. (Eastern Time) to discuss the fourth quarter and full year 2019 earnings results and business trends. Investors may call in (toll-free) by dialing (888) 517-2513 (passcode: 7556 513; host: Dennis S. Hudson). Charts will be used during the conference call and may be accessed at Seacoast's website at www.SeacoastBanking.com     by selecting "Presentations" under the heading "News/Events." A replay of the call will be available for one month, beginning late afternoon of January 24, 2020 by dialing (888) 843-7419 (domestic) and using passcode: 7556 513#.

Alternatively, individuals may listen to the live webcast of the presentation by visiting Seacoast's website at www.SeacoastBanking.com. The link is located in the subsection "Presentations" under the heading "Investor Services." Beginning the afternoon of January 24, 2020, an archived version of the webcast can be accessed from this same subsection of the website. The archived webcast will be available for one year.

About Seacoast Banking Corporation of Florida (NASDAQ: SBCF)
Seacoast Banking Corporation of Florida is one of the largest community banks headquartered in Florida with approximately $7.1 billion in assets and $5.6 billion in deposits as of December 31, 2019. The Company provides integrated financial services including commercial and retail banking, wealth management, and mortgage services to customers through advanced banking solutions, and 48 traditional branches of its locally-branded, wholly-owned subsidiary bank, Seacoast Bank. Offices stretch from Fort Lauderdale, Boca Raton and West Palm Beach north through the Daytona Beach area, into Orlando and Central Florida and the adjacent Tampa market, and west to Okeechobee and surrounding counties. More information about the Company is available at www.SeacoastBanking.com.

Additional Information
Seacoast has filed a registration statement on Form S-4 with the United States Securities and Exchange Commission (the “SEC”) in connection with the proposed merger of First Bank of the Palm Beaches (“First Bank”) with and into Seacoast Bank and will file a registration statement on Form S-4 with the SEC in connection with the proposed merger of Fourth Street Banking Company (“Fourth Street”) with and into Seacoast and Freedom Bank with and into Seacoast Bank. The registration statement in connection with the First Bank merger includes a proxy statement of First Bank and a prospectus of Seacoast and the registration statement in connection with the Fourth Street merger will include a proxy statement of Fourth Street and a prospectus of Seacoast. A definitive proxy statement/prospectus will be mailed to shareholders of First Bank and Fourth Street.  This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval.  WE URGE INVESTORS TO READ THE PROXY STATEMENTS/PROSPECTUSES AND ANY OTHER DOCUMENTS TO BE FILED WITH THE SEC IN CONNECTION WITH THE MERGERS OR INCORPORATED BY REFERENCE IN THE PROXY STATEMENTS/PROSPECTUSES BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION.

Investors may obtain (when available) these documents free of charge at the SEC’s Web site (www.sec.gov). In addition, documents filed with the SEC by Seacoast will be available free of charge by contacting Investor Relations at (772) 288-6085.

First Bank and Fourth Street, their directors, and executive officers and other members of management and employees may be considered participants in the solicitation of proxies in connection with the proposed mergers of First Bank with and into Seacoast Bank and Fourth Street with and into Seacoast. Information regarding the participants in the proxy solicitation of First Bank and a description of their direct and indirect interests, by security holdings or otherwise, is contained in the proxy statement/prospectus and other relevant materials to be filed with the SEC. Information regarding the participants in the proxy solicitation of Fourth Street and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statement/prospectus and other relevant materials to be filed with the SEC.

1Non-GAAP measure, see “Explanation of Certain Unaudited Non-GAAP Financial Measures" for more information and for a reconciliation to GAAP.

Cautionary Notice Regarding Forward-Looking Statements
This press release contains "forward-looking statements" within the meaning, and protections, of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including, without limitation, statements about future financial and operating results, cost savings, enhanced revenues, economic and seasonal conditions in our markets, and improvements to reported earnings that may be realized from cost controls, tax law changes, new initiatives and for integration of banks that we have acquired, or expect to acquire, including First Bank, as well as statements with respect to Seacoast's objectives, strategic plans, including Vision 2020, expectations and intentions and other statements that are not historical facts. Actual results may differ from those set forth in the forward-looking statements.

Forward-looking statements include statements with respect to our beliefs, plans, objectives, goals, expectations, anticipations, assumptions, estimates and intentions about future performance and involve known and unknown risks, uncertainties and other factors, which may be beyond our control, and which may cause the actual results, performance or achievements of Seacoast to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements. You should not expect us to update any forward-looking statements.

All statements other than statements of historical fact could be forward-looking statements. You can identify these forward-looking statements through our use of words such as "may", "will", "anticipate", "assume", "should", "support", "indicate", "would", "believe", "contemplate", "expect", "estimate", "continue", "further", "plan", "point to", "project", "could", "intend", "target" or other similar words and expressions of the future. These forward-looking statements may not be realized due to a variety of factors, including, without limitation: the effects of future economic and market conditions, including seasonality; governmental monetary and fiscal policies, including interest rate policies of the Board of Governors of the Federal Reserve, as well as legislative, tax and regulatory changes; changes in accounting policies, rules and practices; the risks of changes in interest rates on the level and composition of deposits, loan demand, liquidity and the values of loan collateral, securities, and interest sensitive assets and liabilities; interest rate risks, sensitivities and the shape of the yield curve; uncertainty related to the impact of LIBOR calculations on securities and loans; changes in borrower credit risks and payment behaviors; changes in the availability and cost of credit and capital in the financial markets; changes in the prices, values and sales volumes of residential and commercial real estate; our ability to comply with any regulatory requirements; the effects of problems encountered by other financial institutions that adversely affect us or the banking industry; our concentration in commercial real estate loans; the failure of assumptions and estimates, as well as differences in, and changes to, economic, market and credit conditions; the impact on the valuation of our investments due to market volatility or counterparty payment risk; statutory and regulatory dividend restrictions; increases in regulatory capital requirements for banking organizations generally; the risks of mergers, acquisitions and divestitures, including our ability to continue to identify acquisition targets and successfully acquire desirable financial institutions; changes in technology or products that may be more difficult, costly, or less effective than anticipated; our ability to identify and address increased cybersecurity risks; inability of our risk management framework to manage risks associated with our business; dependence on key suppliers or vendors to obtain equipment or services for our business on acceptable terms; reduction in or the termination of our ability to use the mobile-based platform that is critical to our business growth strategy; the effects of war or other conflicts, acts of terrorism, natural disasters or other catastrophic events that may affect general economic conditions; unexpected outcomes of, and the costs associated with, existing or new litigation involving us; our ability to maintain adequate internal controls over financial reporting; potential claims, damages, penalties, fines and reputational damage resulting from pending or future litigation, regulatory proceedings and enforcement actions; the risks that our deferred tax assets could be reduced if estimates of future taxable income from our operations and tax planning strategies are less than currently estimated and sales of our capital stock could trigger a reduction in the amount of net operating loss carryforwards that we may be able to utilize for income tax purposes; the effects of competition from other commercial banks, thrifts, mortgage banking firms, consumer finance companies, credit unions, securities brokerage firms, insurance companies, money market and other mutual funds and other financial institutions operating in our market areas and elsewhere, including institutions operating regionally, nationally and internationally, together with such competitors offering banking products and services by mail, telephone, computer and the Internet; and the failure of assumptions underlying the establishment of reserves for possible loan losses.

The risks relating to the proposed First Bank and Fourth Street mergers include, without limitation: the timing to consummate the proposed mergers; the risk that a condition to closing of the proposed mergers may not be satisfied; the risk that a regulatory approval that may be required for the proposed mergers is not obtained or is obtained subject to conditions that are not anticipated; the diversion of management time on issues related to the proposed mergers; unexpected transaction costs, including the costs of integrating operations; the risks that the businesses will not be integrated successfully or that such integration may be more difficult, time- consuming or costly than expected; the potential failure to fully or timely realize expected revenues and revenue synergies, including as the result of revenues following the mergers being lower than expected; the risk of deposit and customer attrition; any changes in deposit mix; unexpected operating and other costs, which may differ or change from expectations; the risks of customer and employee loss and business disruptions, including, without limitation, as the result of difficulties in maintaining relationships with employees; increased competitive pressures and solicitations of customers by competitors; as well as the difficulties and risks inherent with entering new markets.

All written or oral forward-looking statements attributable to us are expressly qualified in their entirety by this cautionary notice, including, without limitation, those risks and uncertainties described in our annual report on Form 10-K for the year ended December 31, 2018, under "Special Cautionary Notice Regarding Forward-looking Statements" and "Risk Factors", and otherwise in our SEC reports and filings. Such reports are available upon request from the Company, or from the Securities and Exchange Commission, including through the SEC's Internet website at www.sec.gov.

FINANCIAL HIGHLIGHTS	(Unaudited)
SEACOAST BANKING CORPORATION OF FLORIDA AND SUBSIDIARIES

	Quarterly Trends					Twelve Months Ended

(Amounts in thousands, except ratios and per share data)	4Q'19	3Q'19	2Q'19	1Q'19	4Q'18	4Q'19	4Q'18

Summary of Earnings
Net income	$27,176	$25,605	$23,253	$22,705	$15,962	$98,739	$67,275
Adjusted net income[1]	26,837	27,731	25,818	24,205	23,893	104,591	79,085
Net interest income[2]	61,846	61,027	60,219	60,861	60,100	243,953	211,956
Net interest margin[2,3]	3.84%	3.89%	3.94%	4.02%	4.00%	3.92%	3.85%

Performance Ratios
Return on average assets-GAAP basis[3]	1.54%	1.49%	1.38%	1.36%	0.96%	1.45%	1.11%
Return on average tangible assets-GAAP basis[3,4]	1.66	1.61	1.50	1.48	1.05	1.56	1.20
Adjusted return on average tangible assets[1,3,4]	1.57	1.67	1.59	1.50	1.49	1.58	1.35

Return on average shareholders' equity-GAAP basis[3]	11.04	10.73	10.23	10.47	7.65	10.63	9.08
Return on average tangible common equity-GAAP basis[3,4]	14.95	14.73	14.30	14.86	10.94	14.72	12.54
Adjusted return on average tangible common equity[1,3,4]	14.19	15.30	15.17	15.11	15.44	14.93	14.06
Efficiency ratio[5]	48.36	48.62	53.48	56.55	65.76	51.71	59.98
Adjusted efficiency ratio[1]	47.52	48.96	51.44	55.81	54.19	50.90	56.13
Noninterest income to total revenue (excluding securities gains/losses)	18.30	19.53	18.93	17.45	17.97	18.56	19.32
Tangible common equity to tangible assets[4]	11.05	11.05	10.65	10.18	9.72	11.05	9.72
Average loan-to-deposit ratio	90.71	88.35	87.27	90.55	89.14	89.21	85.85
End of period loan-to-deposit ratio	93.44	88.36	88.53	86.38	93.43	93.44	93.43

Per Share Data
Net income diluted-GAAP basis	$0.52	$0.49	$0.45	$0.44	$0.31	$1.90	$1.38
Net income basic-GAAP basis	0.53	0.50	0.45	0.44	0.32	1.92	1.40
Adjusted earnings[1]	0.52	0.53	0.50	0.47	0.47	2.01	1.62

Book value per share common	19.13	18.70	18.08	17.44	16.83	19.13	16.83
Tangible book value per share	14.76	14.30	13.65	12.98	12.33	14.76	12.33
Cash dividends declared	—	—	—	—	—	—	—

[1]Non-GAAP measure - see "Explanation of Certain Unaudited Non-GAAP Financial Measures" for more information and a reconciliation to GAAP.
[2]Calculated on a fully taxable equivalent basis using amortized cost.
[3]These ratios are stated on an annualized basis and are not necessarily indicative of future periods.
[4]The Company defines tangible assets as total assets less intangible assets, and tangible common equity as total shareholders' equity less intangible assets.
[5]Defined as noninterest expense less amortization of intangibles and gains, losses, and expenses on foreclosed properties divided by net operating revenue (net interest income on a fully taxable equivalent basis plus noninterest income excluding securities gains).

CONDENSED CONSOLIDATED STATEMENTS OF INCOME		(Unaudited)
SEACOAST BANKING CORPORATION OF FLORIDA AND SUBSIDIARIES

	Quarterly Trends					Twelve Months Ended

(Amounts in thousands, except per share data)	4Q'19	3Q'19	2Q'19	1Q'19	4Q'18	4Q'19	4Q'18

Interest on securities:
Taxable	$8,500	$8,802	$8,933	$9,119	$9,528	$35,354	$37,860
Nontaxable	130	131	143	151	200	555	884
Interest and fees on loans	62,868	63,092	62,288	62,287	59,495	250,535	199,984
Interest on federal funds sold and other investments	788	800	873	918	835	3,379	2,670
Total Interest Income	72,286	72,825	72,237	72,475	70,058	289,823	241,398

Interest on deposits	3,589	4,334	4,825	3,873	3,140	16,621	8,763
Interest on time certificates	5,084	6,009	5,724	4,959	3,901	21,776	11,684
Interest on borrowed money	1,853	1,534	1,552	2,869	3,033	7,808	9,436
Total Interest Expense	10,526	11,877	12,101	11,701	10,074	46,205	29,883

Net Interest Income	61,760	60,948	60,136	60,774	59,984	243,618	211,515
Provision for loan losses	4,800	2,251	2,551	1,397	2,342	10,999	11,730
Net Interest Income After Provision for Loan Losses	56,960	58,697	57,585	59,377	57,642	232,619	199,785

Noninterest income:
Service charges on deposit accounts	2,960	2,978	2,894	2,697	3,019	11,529	11,198
Trust fees	1,096	1,183	1,147	1,017	1,040	4,443	4,183
Mortgage banking fees	1,514	2,127	1,734	1,115	809	6,490	4,682
Brokerage commissions and fees	483	449	541	436	468	1,909	1,732
Marine finance fees	338	153	201	362	185	1,054	1,398
Interchange income	3,387	3,206	3,405	3,401	3,198	13,399	12,335
BOLI income	904	928	927	915	1,091	3,674	4,291
SBA gains	576	569	691	636	519	2,472	2,474
Other	2,579	3,197	2,503	2,266	2,810	10,545	8,352
	13,837	14,790	14,043	12,845	13,139	55,515	50,645
Securities gains/(losses), net	2,539	(847)	(466)	(9)	(425)	1,217	(623)
Total Noninterest Income	16,376	13,943	13,577	12,836	12,714	56,732	50,022

Noninterest expenses:
Salaries and wages	17,263	18,640	19,420	18,506	22,172	73,829	71,111
Employee benefits	3,323	2,973	3,195	4,206	3,625	13,697	12,945
Outsourced data processing costs	3,645	3,711	3,876	3,845	5,809	15,077	16,374
Telephone / data lines	651	603	893	811	602	2,958	2,481
Occupancy	3,368	3,368	3,741	3,807	3,747	14,284	13,394
Furniture and equipment	1,416	1,528	1,544	1,757	2,452	6,245	6,744
Marketing	885	933	1,211	1,132	1,350	4,161	5,085
Legal and professional fees	2,025	1,648	2,033	2,847	3,668	8,553	9,961
FDIC assessments	0	56	337	488	571	881	2,195
Amortization of intangibles	1,456	1,456	1,456	1,458	1,303	5,826	4,300
Foreclosed property expense and net (gain)/loss on sale	3	262	(174)	(40)	0	51	461
Other	4,022	3,405	3,468	4,282	4,165	15,177	17,222
Total Noninterest Expense	38,057	38,583	41,000	43,099	49,464	160,739	162,273

Income Before Income Taxes	35,279	34,057	30,162	29,114	20,892	128,612	87,534
Income taxes	8,103	8,452	6,909	6,409	4,930	29,873	20,259

Net Income	$27,176	$25,605	$23,253	$22,705	$15,962	$98,739	$67,275

Per share of common stock:

Net income diluted	$0.52	$0.49	$0.45	$0.44	$0.31	$1.90	$1.38
Net income basic	0.53	0.50	0.45	0.44	0.32	1.92	1.40
Cash dividends declared	—	—	—	—	—	—	—

Average diluted shares outstanding	52,081	51,935	51,952	52,039	51,237	52,029	48,748
Average basic shares outstanding	51,517	51,473	51,446	51,359	50,523	51,449	47,969

CONDENSED CONSOLIDATED BALANCE SHEETS		(Unaudited)
SEACOAST BANKING CORPORATION OF FLORIDA AND SUBSIDIARIES

	December 31,	September 30,	June 30,	March 31,	December 31,
(Amounts in thousands)	2019	2019	2019	2019	2018

Assets
Cash and due from banks	$89,843	$106,349	$97,792	$98,270	$92,242
Interest bearing deposits with other banks	34,688	25,911	61,987	105,741	23,709
Total Cash and Cash Equivalents	124,531	132,260	159,779	204,011	115,951

Time deposits with other banks	3,742	4,579	4,980	8,174	8,243

Debt Securities:
Available for sale (at fair value)	946,855	920,811	914,615	877,549	865,831
Held to maturity (at amortized cost)	261,369	273,644	287,302	295,485	357,949
Total Debt Securities	1,208,224	1,194,455	1,201,917	1,173,034	1,223,780

Loans held for sale	20,029	26,768	17,513	13,900	11,873

Loans	5,198,404	4,986,289	4,888,139	4,828,441	4,825,214
Less: Allowance for loan losses	(35,154)	(33,605)	(33,505)	(32,822)	(32,423)
Net Loans	5,163,250	4,952,684	4,854,634	4,795,619	4,792,791

Bank premises and equipment, net	66,615	67,873	68,738	70,412	71,024
Other real estate owned	12,390	13,593	11,043	11,921	12,802
Goodwill	205,286	205,286	205,260	205,260	204,753
Other intangible assets, net	20,066	21,318	22,672	23,959	25,977
Bank owned life insurance	126,181	125,277	125,233	124,306	123,394
Net deferred tax assets	16,457	17,168	19,353	24,647	28,954
Other assets	141,740	129,384	133,764	128,146	128,117
Total Assets	$7,108,511	$6,890,645	$6,824,886	$6,783,389	$6,747,659

Liabilities and Shareholders' Equity
Liabilities
Deposits
Noninterest demand	$1,590,493	$1,652,927	$1,669,804	$1,676,009	$1,569,602
Interest-bearing demand	1,181,732	1,115,455	1,124,519	1,100,477	1,014,032
Savings	519,152	528,214	519,732	508,320	493,807
Money market	1,108,363	1,158,862	1,172,971	1,192,070	1,173,950
Other time certificates	504,837	537,183	553,107	539,202	513,312
Brokered time certificates	472,857	458,418	268,998	367,841	220,594
Time certificates of more than $250,000	207,319	222,082	232,078	221,659	191,943
Total Deposits	5,584,753	5,673,141	5,541,209	5,605,578	5,177,240

Securities sold under agreements to repurchase	86,121	70,414	82,015	148,005	214,323
Federal Home Loan Bank borrowings	315,000	50,000	140,000	3,000	380,000
Subordinated debt	71,085	71,014	70,944	70,874	70,804
Other liabilities	65,913	63,398	60,479	59,508	41,025
Total Liabilities	6,122,872	5,927,967	5,894,647	5,886,965	5,883,392

Shareholders' Equity
Common stock	5,151	5,148	5,146	5,141	5,136
Additional paid in capital	786,242	784,661	782,928	780,680	778,501
Retained earnings	195,813	168,637	143,032	119,779	97,074
Treasury stock	(6,032)	(6,079)	(6,137)	(4,959)	(3,384)
	981,174	952,367	924,969	900,641	877,327
Accumulated other comprehensive income/(loss), net	4,465	10,311	5,270	(4,217)	(13,060)
Total Shareholders' Equity	985,639	962,678	930,239	896,424	864,267
Total Liabilities & Shareholders' Equity	$7,108,511	$6,890,645	$6,824,886	$6,783,389	$6,747,659

Common shares outstanding	51,514	51,482	51,461	51,414	51,361

CONSOLIDATED QUARTERLY FINANCIAL DATA	(Unaudited)
SEACOAST BANKING CORPORATION OF FLORIDA AND SUBSIDIARIES

(Amounts in thousands)	4Q'19	3Q'19	2Q'19	1Q'19	4Q'18

Credit Analysis
Net charge-offs (recoveries) - non-acquired loans	$2,930	$2,106	$1,621	$762	$3,693
Net charge-offs (recoveries) - acquired loans	295	5	220	201	56
Total Net Charge-offs (Recoveries)	3,225	2,111	1,841	963	3,749

TDR valuation adjustments	$27	$40	$27	$35	$35

Net charge-offs (recoveries) to average loans - non-acquired loans	0.23%	0.17%	0.13%	0.06%	0.32%
Net charge-offs (recoveries) to average loans - acquired loans	0.02	—	0.02	0.02	—
Total Net Charge-offs (Recoveries) to Average Loans	0.25	0.17	0.15	0.08	0.32

Provision for loan losses - non-acquired loans	$4,041	$2,241	$2,326	$1,709	$2,343
Provision for (recapture of) loan losses - acquired loans	759	10	225	(312)	(1)
Total Provision for Loan Losses	$4,800	$2,251	$2,551	$1,397	$2,342

Allowance for loan losses - non-acquired loans	$34,573	$33,488	$33,393	$32,715	$31,803
Allowance for loan losses - acquired loans	581	117	112	107	620
Total Allowance for Loan Losses	$35,154	$33,605	$33,505	$32,822	$32,423

Non-acquired loans at end of period	$4,317,919	$4,010,299	$3,817,358	$3,667,221	$3,588,251
Purchased noncredit impaired loans at end of period	867,819	962,609	1,057,200	1,147,432	1,222,529
Purchased credit impaired loans at end of period	12,666	13,381	13,581	13,788	14,434
Total Loans	$5,198,404	$4,986,289	$4,888,139	$4,828,441	$4,825,214

Non-acquired loans allowance for loan losses to non-acquired loans at end of period	0.80%	0.84%	0.87%	0.89%	0.89%
Total allowance for loan losses to total loans at end of period	0.68	0.67	0.69	0.68	0.67
Purchase discount on acquired loans at end of period	3.83	3.76	3.76	3.80	3.86

End of Period
Nonperforming loans - non-acquired	$20,990	$20,400	$15,810	$15,423	$15,783
Nonperforming loans - acquired	5,965	5,644	6,986	6,990	10,693
Other real estate owned - non-acquired	5,177	5,177	66	831	386
Other real estate owned - acquired	372	1,574	1,612	1,725	3,020
Bank branches closed included in other real estate owned	6,842	6,842	9,365	9,365	9,396
Total Nonperforming Assets	$39,346	$39,637	$33,839	$34,334	$39,278

Restructured loans (accruing)	$11,100	$12,395	$14,534	$14,857	$13,346

Nonperforming loans to loans at end of period - non-acquired	0.49%	0.51%	0.41%	0.42%	0.44%
Nonperforming loans to loans at end of period - acquired	0.68	0.58	0.65	0.60	0.86
Total Nonperforming Loans to Loans at End of Period	0.52	0.52	0.47	0.46	0.55

Nonperforming assets to total assets - non-acquired	0.46%	0.47%	0.37%	0.38%	0.38%
Nonperforming assets to total assets - acquired	0.09	0.11	0.13	0.13	0.20
Total Nonperforming Assets to Total Assets	0.55	0.58	0.50	0.51	0.58

	December 31,	September 30,	June 30,	March 31,	December 31,
Loans	2019	2019	2019	2019	2018

Construction and land development	$325,113	$326,324	$379,991	$417,565	$443,568
Commercial real estate - owner occupied	1,034,963	1,025,040	1,005,876	989,234	970,181
Commercial real estate - non-owner occupied	1,344,008	1,285,327	1,184,409	1,173,183	1,161,885
Residential real estate	1,507,863	1,409,946	1,400,184	1,329,166	1,324,377
Consumer	208,205	217,366	215,932	206,414	202,881
Commercial and financial	778,252	722,286	701,747	712,879	722,322
Total Loans	$5,198,404	$4,986,289	$4,888,139	$4,828,441	$4,825,214

AVERAGE BALANCES, INTEREST INCOME AND EXPENSES, YIELDS AND RATES [1]					(Unaudited)
SEACOAST BANKING CORPORATION OF FLORIDA AND SUBSIDIARIES

	4Q'19			3Q'19			4Q'18
	Average		Yield/	Average		Yield/	Average		Yield/
(Amounts in thousands)	Balance	Interest	Rate	Balance	Interest	Rate	Balance	Interest	Rate

Assets
Earning assets:
Securities:
Taxable	$1,179,843	$8,500	2.88%	$1,171,393	$8,802	3.01%	$1,227,648	$9,528	3.10%
Nontaxable	20,709	162	3.13	21,194	164	3.09	29,255	252	3.45
Total Securities	1,200,552	8,662	2.89	1,192,587	8,966	3.01	1,256,903	9,780	3.11

Federal funds sold and other
investments	84,961	788	3.68	84,705	800	3.75	87,146	835	3.80

Loans, net	5,104,272	62,922	4.89	4,945,953	63,138	5.06	4,611,691	59,559	5.12

Total Earning Assets	6,389,785	72,372	4.49	6,223,245	72,904	4.65	5,955,740	70,174	4.67

Allowance for loan losses	(34,072)			(33,997)			(33,864)
Cash and due from banks	99,008			88,539			124,299
Premises and equipment	67,485			68,301			75,120
Intangible assets	226,060			227,389			213,713
Bank owned life insurance	125,597			125,249			132,495
Other assets	122,351			121,850			122,367

Total Assets	$6,996,214			$6,820,576			$6,589,870

Liabilities and Shareholders' Equity
Interest-bearing liabilities:
Interest-bearing demand	$1,190,681	$983	0.33%	$1,116,434	$1,053	0.37%	$974,711	$515	0.21%
Savings	528,771	422	0.32	522,831	531	0.40	509,434	418	0.33
Money market	1,148,453	2,184	0.75	1,173,042	2,750	0.93	1,161,599	2,207	0.75
Time deposits	1,078,297	5,084	1.87	1,159,272	6,009	2.06	899,153	3,901	1.72
Securities sold under agreements to repurchase	73,693	226	1.22	75,785	300	1.57	242,963	732	1.20
Federal funds purchased and Federal Home Loan Bank borrowings	181,134	845	1.85	68,804	414	2.39	240,799	1,468	2.42
Other borrowings	71,045	782	4.37	70,969	820	4.58	70,764	833	4.67

Total Interest-Bearing Liabilities	4,272,074	10,526	0.98	4,187,137	11,877	1.13	4,099,423	10,074	0.97

Noninterest demand	1,680,734			1,626,269			1,628,842
Other liabilities	67,206			60,500			33,846
Total Liabilities	6,020,014			5,873,906			5,762,111

Shareholders' equity	976,200			946,670			827,759

Total Liabilities & Equity	$6,996,214			$6,820,576			$6,589,870

Cost of deposits			0.61%			0.73%			0.54%
Interest expense as a % of earning assets			0.65%			0.76%			0.67%
Net interest income as a % of earning assets		$61,846	3.84%		$61,027	3.89%		$60,100	4.00%

1On a fully taxable equivalent basis. All yields and rates have been computed using amortized cost.
Fees on loans have been included in interest on loans. Nonaccrual loans are included in loan balances.

AVERAGE BALANCES, INTEREST INCOME AND EXPENSES, YIELDS AND RATES [1]				(Unaudited)
SEACOAST BANKING CORPORATION OF FLORIDA AND SUBSIDIARIES

	Twelve Months Ended December 31, 2019			Twelve Months Ended December 31, 2018
	Average		Yield/	Average		Yield/
(Amounts in thousands, except ratios)	Balance	Interest	Rate	Balance	Interest	Rate

Assets
Earning assets:
Securities:
Taxable	$1,176,842	$35,354	3.00%	$1,299,089	$37,860	2.91%
Nontaxable	23,122	695	3.01	31,331	1,115	3.56
Total Securities	1,199,964	36,049	3.00	1,330,420	38,975	2.93

Federal funds sold and other
investments	88,045	3,379	3.84	61,048	2,670	4.37

Loans, net	4,933,518	250,730	5.08	4,112,009	200,194	4.87

Total Earning Assets	6,221,527	290,158	4.66	5,503,477	241,839	4.39

Allowance for loan losses	(33,465)			(29,972)
Cash and due from banks	94,643			114,936
Premises and equipment	69,142			67,332
Intangible assets	228,042			178,287
Bank owned life insurance	124,803			124,452
Other assets	126,588			98,823

Total Assets	$6,831,280			$6,057,335

Liabilities and Shareholders' Equity
Interest-bearing liabilities:
Interest-bearing demand	$1,114,334	$4,025	0.36%	$978,030	$1,883	0.19%
Savings	516,526	2,015	0.39	457,542	811	0.18
Money market	1,164,938	10,581	0.91	1,049,900	6,069	0.58
Time deposits	1,092,516	21,776	1.99	811,741	11,684	1.44
Securities sold under agreements to repurchase	106,142	1,431	1.35	200,839	1,804	0.90
Federal funds purchased and Federal Home Loan Bank borrowings	131,921	3,010	2.28	224,982	4,468	1.99
Other borrowings	70,939	3,367	4.75	70,658	3,164	4.48

Total Interest-Bearing Liabilities	4,197,316	46,205	1.10	3,793,692	29,883	0.79

Noninterest demand	1,641,766			1,492,451
Other liabilities	63,405			30,621
Total Liabilities	5,902,487			5,316,764

Shareholders' equity	928,793			740,571

Total Liabilities & Equity	$6,831,280			$6,057,335

Cost of deposits			0.69%			0.43%
Interest expense as a % of earning assets			0.74%			0.54%
Net interest income as a % of earning assets		$243,953	3.92%		$211,956	3.85%

1On a fully taxable equivalent basis. All yields and rates have been computed using amortized cost.
Fees on loans have been included in interest on loans. Nonaccrual loans are included in loan balances.

CONSOLIDATED QUARTERLY FINANCIAL DATA			(Unaudited)
SEACOAST BANKING CORPORATION OF FLORIDA AND SUBSIDIARIES

	December 31,	September 30,	June 30,	March 31,	December 31,
(Amounts in thousands)	2019	2019	2019	2019	2018

Customer Relationship Funding
Noninterest demand
Commercial	$1,233,475	$1,314,102	$1,323,743	$1,298,468	$1,217,842
Retail	246,717	241,734	251,879	275,383	259,318
Public funds	85,122	65,869	65,822	73,640	68,324
Other	25,179	31,222	28,360	28,518	24,118
Total Noninterest Demand	1,590,493	1,652,927	1,669,804	1,676,009	1,569,602

Interest-bearing demand
Commercial	319,993	342,376	323,818	289,544	211,879
Retail	641,762	622,833	634,099	646,522	650,490
Public funds	219,977	150,246	166,602	164,411	151,663
Total Interest-Bearing Demand	1,181,732	1,115,455	1,124,519	1,100,477	1,014,032

Total transaction accounts
Commercial	1,553,468	1,656,478	1,647,561	1,588,012	1,429,721
Retail	888,479	864,567	885,978	921,905	909,808
Public funds	305,099	216,115	232,424	238,051	219,987
Other	25,179	31,222	28,360	28,518	24,118
Total Transaction Accounts	2,772,225	2,768,382	2,794,323	2,776,486	2,583,634

Savings	519,152	528,214	519,732	508,320	493,807

Money market
Commercial	494,803	513,477	517,041	500,649	459,380
Retail	553,075	583,917	590,320	602,378	607,837
Public funds	60,485	61,468	65,610	89,043	106,733
Total Money Market	1,108,363	1,158,862	1,172,971	1,192,070	1,173,950

Brokered time certificates	472,857	458,418	268,998	367,841	220,594
Other time certificates	712,156	759,265	785,185	760,861	705,255
	1,185,013	1,217,683	1,054,183	1,128,702	925,849
Total Deposits	$5,584,753	$5,673,141	$5,541,209	$5,605,578	$5,177,240

Customer sweep accounts	$86,121	$70,414	$82,015	$148,005	$214,323

Explanation of Certain Unaudited Non-GAAP Financial Measures
This presentation contains financial information determined by methods other than Generally Accepted Accounting Principles (“GAAP”). Management uses these non-GAAP financial measures in its analysis of the Company’s performance and believes these presentations provide useful supplemental information, and a clearer understanding of the Company’s performance. The Company believes the non-GAAP measures enhance investors’ understanding of the Company’s business and performance and if not provided would be requested by the investor community. These measures are also useful in understanding performance trends and facilitate comparisons with the performance of other financial institutions. The limitations associated with operating measures are the risk that persons might disagree as to the appropriateness of items comprising these measures and that different companies might define or calculate these measures differently. The Company provides reconciliations between GAAP and these non-GAAP measures. These disclosures should not be considered an alternative to GAAP.

GAAP TO NON-GAAP RECONCILIATION		(Unaudited)
SEACOAST BANKING CORPORATION OF FLORIDA AND SUBSIDIARIES

	Quarterly Trends					Twelve Months Ended

(Amounts in thousands, except per share data)	4Q'19	3Q'19	2Q'19	1Q'19	4Q'18	4Q'19	4Q'18

Net Income	$27,176	$25,605	$23,253	$22,705	$15,962	$98,739	$67,275

Total noninterest income	16,376	13,943	13,577	12,836	12,714	56,732	50,022
Securities (gains)/losses, net	(2,539)	847	466	9	425	(1,217)	623
BOLI benefits on death (included in other income)	—	(956)	—	—	(280)	(956)	(280)
Total Adjustments to Noninterest Income	(2,539)	(109)	466	9	145	(2,173)	343
Total Adjusted Noninterest Income	13,837	13,834	14,043	12,845	12,859	54,559	50,365

Total noninterest expense	38,057	38,583	41,000	43,099	49,464	160,739	162,273
Merger related charges	(634)	—	—	(335)	(8,034)	(969)	(9,681)
Amortization of intangibles	(1,456)	(1,456)	(1,456)	(1,458)	(1,303)	(5,826)	(4,300)
Business continuity expenses - hurricane events	—	(95)	—	—	—	(95)	—
Branch reductions and other expense initiatives	—	(121)	(1,517)	(208)	(587)	(1,846)	(587)
Total Adjustments to Noninterest Expense	(2,090)	(1,672)	(2,973)	(2,001)	(9,924)	(8,736)	(14,568)
Total Adjusted Noninterest Expense	35,967	36,911	38,027	41,098	39,540	152,003	147,705

Income Taxes	8,103	8,452	6,909	6,409	4,930	29,873	20,259
Tax effect of adjustments	(110)	572	874	510	2,623	1,846	3,834
Taxes and tax penalties on acquisition-related BOLI redemption	—	—	—	—	(485)	—	(485)
Effect of change in corporate tax rate on deferred tax assets	—	(1,135)	—	—	—	(1,135)	(248)
Total Adjustments to Income Taxes	(110)	(563)	874	510	2,138	711	3,101
Adjusted Income Taxes	7,993	7,889	7,783	6,919	7,068	30,584	23,360
Adjusted Net Income	$26,837	$27,731	$25,818	$24,205	$23,893	$104,591	$79,085

Earnings per diluted share, as reported	$0.52	$0.49	$0.45	$0.44	$0.31	$1.90	$1.38
Adjusted Earnings per Diluted Share	0.52	0.53	0.50	0.47	0.47	2.01	1.62
Average diluted shares outstanding	52,081	51,935	51,952	52,039	51,237	52,029	48,748

Adjusted Noninterest Expense	$35,967	$36,911	$38,027	$41,098	$39,540	$152,003	$147,705
Foreclosed property expense and net gain/(loss) on sale	(3)	(262)	174	40	—	(51)	(460)
Net Adjusted Noninterest Expense	$35,964	$36,649	$38,201	$41,138	$39,540	$151,952	$147,245

Revenue	$78,136	$74,891	$73,713	$73,610	$72,698	$300,350	$261,537
Total Adjustments to Revenue	(2,539)	(109)	466	9	145	(2,173)	343
Impact of FTE adjustment	87	79	83	87	116	336	441
Adjusted Revenue on a fully taxable equivalent basis	$75,684	$74,861	$74,262	$73,706	$72,959	$298,513	$262,321
Adjusted Efficiency Ratio	47.52%	48.96%	51.44%	55.81%	54.19%	50.90%	56.13%

Average Assets	$6,996,214	$6,820,576	$6,734,994	$6,770,978	$6,589,870	$6,831,280	$6,057,335
Less average goodwill and intangible assets	(226,060)	(227,389)	(228,706)	(230,066)	(213,713)	(228,042)	(178,287)
Average Tangible Assets	$6,770,154	$6,593,187	$6,506,288	$6,540,912	$6,376,157	$6,603,238	$5,879,048

Return on Average Assets (ROA)	1.54%	1.49%	1.38%	1.36%	0.96%	1.45%	1.11%
Impact of removing average intangible assets and related amortization	0.12	0.12	0.12	0.12	0.09	0.11	0.09
Return on Average Tangible Assets (ROTA)	1.66	1.61	1.50	1.48	1.05	1.56	1.20
Impact of other adjustments for Adjusted Net Income	(0.09)	0.06	0.09	0.02	0.44	0.02	0.15
Adjusted Return on Average Tangible Assets	1.57	1.67	1.59	1.50	1.49	1.58	1.35

Average Shareholders' Equity	$976,200	$946,670	$911,479	$879,564	$827,759	$928,793	$740,571
Less average goodwill and intangible assets	(226,060)	(227,389)	(228,706)	(230,066)	(213,713)	(228,042)	(178,287)
Average Tangible Equity	$750,140	$719,281	$682,773	$649,498	$614,046	$700,751	$562,284

Return on Average Shareholders' Equity	11.04%	10.73%	10.23%	10.47%	7.65%	10.63%	9.08%
Impact of removing average intangible assets and related amortization	3.91	4.00	4.07	4.39	3.29	4.09	3.46
Return on Average Tangible Common Equity (ROTCE)	14.95	14.73	14.30	14.86	10.94	14.72	12.54
Impact of other adjustments for Adjusted Net Income	(0.76)	0.57	0.87	0.25	4.50	0.21	1.52
Adjusted Return on Average Tangible Common Equity	14.19	15.30	15.17	15.11	15.44	14.93	14.06

Loan interest income excluding accretion on acquired loans	$59,515	$59,279	$58,169	$58,397	$55,470	$235,359	$188,865
Accretion on acquired loans	3,407	3,859	4,166	3,938	4,089	15,371	11,329
Loan interest income[1]	$62,922	$63,138	$62,335	$62,335	$59,559	$250,730	$200,194
1On a fully taxable equivalent basis. All yields and rates have been computed using amortized cost.

GAAP TO NON-GAAP RECONCILIATION		(Unaudited)
SEACOAST BANKING CORPORATION OF FLORIDA AND SUBSIDIARIES

	Quarterly Trends					Twelve Months Ended

(Amounts in thousands, except per share data)	4Q'19	3Q'19	2Q'19	1Q'19	4Q'18	4Q'19	4Q'18

Yield on loans excluding accretion on acquired loans	4.63%	4.76%	4.82%	4.89%	4.77%	4.77%	4.59%
Impact of accretion on acquired loans	0.26	0.30	0.34	0.33	0.35	0.31	0.28
Yield on loans	4.89	5.06	5.16	5.22	5.12	5.08	4.87

Net interest income excluding accretion on acquired loans	$58,439	$57,168	$56,053	$56,923	$56,011	$228,582	$200,627
Accretion on acquired loans	3,407	3,859	4,166	3,938	4,089	15,371	11,329
Net Interest Income[1]	$61,846	$61,027	$60,219	$60,861	$60,100	$243,953	$211,956

Net interest margin excluding accretion on acquired loans	3.63%	3.64%	3.67%	3.76%	3.73%	3.67%	3.65%
Impact of accretion on acquired loans	0.21	0.25	0.27	0.26	0.27	0.25	0.20
Net Interest Margin	3.84	3.89	3.94	4.02	4.00	3.92	3.85

Security interest income excluding tax equivalent adjustment	$8,630	$8,933	$9,076	$9,270	$9,728	$35,909	$38,743
Tax equivalent adjustment on securities	32	33	36	39	52	140	232
Security interest income[1]	$8,662	$8,966	$9,112	$9,309	$9,780	$36,049	$38,975

Loan interest income excluding tax equivalent adjustment	$62,867	$63,091	$62,287	$62,287	$59,495	$250,532	$199,984
Tax equivalent adjustment on loans	55	47	48	48	64	198	210
Loan interest income[1]	$62,922	$63,138	$62,335	$62,335	$59,559	$250,730	$200,194

Net interest income excluding tax equivalent adjustment	$61,759	$60,947	$60,135	$60,774	$59,984	$243,615	$211,514
Tax equivalent adjustment on securities	32	33	36	39	52	140	232
Tax equivalent adjustment on loans	55	47	48	48	64	198	210
Net Interest Income[1]	$61,846	$61,027	$60,219	$60,861	$60,100	$243,953	$211,956

1On a fully taxable equivalent basis. All yields and rates have been computed using amortized cost.